Exhibit 99.1

Supermicro® Announces First Quarter Fiscal 2018 Preliminary Financial Information

SAN JOSE, Calif.--, October 26, 2017 (BUSINESS WIRE) -- Super Micro Computer, Inc. (NASDAQ:SMCI), a global leader in high-performance, high-efficiency server, storage technology and green computing, today announced preliminary financial information for its fiscal first quarter ended September 30, 2017.

Preliminary Fiscal First Quarter Highlights

The Company expects to report the following financial results for the quarter ended September 30, 2017:

•	Net sales in a range of $675 million to $685 million compared to its previous guidance range of $625 million to $685 million

•	GAAP gross margin in the range of 13.2% to 13.4%

•	Non-GAAP gross margin in the range of 13.3% to 13.5%

•	GAAP fully diluted earnings per share in the range of $0.16 to $0.20

•	Non-GAAP fully diluted earnings per share in a range of $0.26 to $0.30 compared to its previous guidance range of $0.30 to $0.40

The GAAP gross margin range of 13.2% to 13.4% that the Company expects to report includes stock-based compensation expense of $0.4 million. The Company expects to report non-GAAP gross margin, which excludes stock-based compensation expense, in the range of 13.3% to 13.5%.

The GAAP fully diluted earnings per share range of $0.16 to $0.20 that the Company expects to report includes stock-based compensation of $5.7 million and Audit Committee investigation expense of $4.0 million. Operating expenses for the quarter were higher than expected principally due to the Audit Committee investigation expense, additional personnel expenses, particularly related to new opportunities to jointly develop strategic projects with key partners, and Company network security infrastructure investments. Excluding stock-based compensation and the Audit Committee investigation expenses and the related tax effect, the non-GAAP fully diluted earnings per share range that the Company expects to report is $0.26 to $0.30.

At September 30, 2017, total cash, cash equivalents, short and long term investments was $148 million and bank debt was $180 million.

Financial Information Is Preliminary and May Be Subject To Change

The unaudited interim financial information presented in this press release is preliminary. The final financial results reported for this period may also differ from the results reported in this release as a result of the Audit Committee review discussed below.

Second Quarter Fiscal 2018 Guidance

The Company expects net sales of $725 million to $780 million for the second quarter of fiscal year 2018 ending December 31, 2017.

Delayed 10-K

As previously disclosed by the Company, additional time is needed for the Company to compile and analyze certain information and documentation and finalize its financial statements, as well as complete a related audit committee review, in order to permit the Company’s independent registered public accounting firm to complete its audit of the financial statements to be incorporated in the Form 10-K and complete its audit of the Company’s internal controls over financial reporting as of June 30, 2017.

In connection with the in-process audit of the Company’s financial results for the year ended June 30, 2017, a sales transaction was subject to additional inquiry and review. The transaction in question was originally recorded as revenue during the quarter ended December 31, 2016. However, prior to review by the Company’s independent auditors and prior to the Company’s public announcement of its results for the quarter, the recognition of revenue was reversed and the revenue was subsequently recognized in the quarter ended March 31, 2017. When the audit committee was made aware of this transaction, the Audit Committee of the Company’s Board of Directors initiated an independent investigation to determine whether there were any similar transactions and if so, whether such transactions were properly accounted for. Due to the volume of data to be reviewed to complete the investigation, the Company was unable to file its Form 10-K on a timely basis.

The Company is unable at this time to provide a date as to when the investigation and the 2017 audits will be completed or predict the possible outcome of the investigation.

NASDAQ Compliance Plan

Super Micro announced on September 14, 2017 that it received a notification letter from Nasdaq stating that the Company is not in compliance with Nasdaq listing rule 5250(c)(1), which requires timely filing of reports with the U.S. Securities and Exchange Commission. The September 14, 2017 letter was sent as a result of the Company’s delay in filing its Annual Report on Form 10-K for the year ended June 30, 2017 (the “Form 10-K”). The Form 10-K was due on August 29, 2017. The Company filed a Form 12b-25 on August 29, 2017, the effect of which was to extend the due date for the Form 10-K to September 13, 2017. The Company was unable to file the Form 10-K by September 13, 2017, for the reasons reported in the Form 12b-25 and further described above.

The Nasdaq notice has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Global Select Market. Under the Nasdaq rules, the Company has 60 days from the date of the notice either to file the Form 10-K or to submit a plan to Nasdaq to regain compliance with Nasdaq’s listing rules. The Company intends to submit a plan within the required time period and if the plan accepted, the Company could be granted up to 180 days from the Form 10-K’s due date to regain compliance. If NASDAQ does not accept the Company’s plan, then the Company will have the opportunity to appeal that decision to a NASDAQ hearings panel.

Super Micro intends to take all necessary steps to achieve compliance with the NASDAQ continued listing requirements as soon as practicable.

Cautionary Statement Regarding Forward Looking Statements

Statements contained in this press release that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate, among other things, the preliminary financial information for the quarter ended September 30, 2017 and the guidance provided for the quarter ending December 31, 2017. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated, including any impact which may arise from the pending Audit Committee investigation. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in our filings with the Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in such filings.

Use of Non-GAAP Financial Measures

Non-GAAP gross margin discussed in this press release excludes stock-based compensation expense. Non-GAAP net income and net income per share discussed in this press release exclude stock-based compensation expense and costs associated with the Audit Committee investigation described above as well as the related tax effect of the applicable items. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company's financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Pursuant to the requirements of SEC Regulation G, the reconciliation between the Company's GAAP and non-GAAP financial results is associated with stock-based compensation of $5.7 million, Audit Committee investigation expense of $4.0 million less related tax effect of $4.2 million provided above.

About Super Micro Computer, Inc.

Supermicro®, a global leader in high-performance, high-efficiency server technology and innovation is a premier provider of end-to-end green computing solutions for Data Center, Cloud Computing, Enterprise IT, Hadoop/Big Data, HPC and Embedded Systems worldwide. Supermicro's advanced Server Building Block Solutions® offer a vast array of components for building energy-efficient, application-optimized, computing solutions. Architecture innovations include Twin, TwinPro, FatTwin™, Ultra Series, MicroCloud, MicroBlade, SuperBlade®, Double-sided Storage®, Battery Backup Power (BBP®) modules and WIO/UIO.

Products include servers, blades, GPU systems, workstations, motherboards, chassis, power supplies, storage, networking, server management software and SuperRack® cabinets/accessories delivering unrivaled performance and value.

Founded in 1993 and headquartered in San Jose, California, Supermicro is committed to protecting the environment through its "We Keep IT Green®" initiative. The Company has global logistics and operations centers in Silicon Valley (USA), the Netherlands (Europe) and its Science & Technology Park in Taiwan (Asia).

Supermicro, FatTwin, TwinPro, SuperBlade, Double-Sided Storage, BBP, SuperRack, Building Block Solutions and We Keep IT Green are trademarks and/or registered trademarks of Super Micro Computer, Inc.

All other brands, names and trademarks are the property of their respective owners.

SMCI-F

Investor Relations Contact
Super Micro Computer, Inc.
Perry G. Hayes, 408-895-6570
SVP, Investor Relations
PerryH@Supermicro.com